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[logo] Kevin P. Martin & Associates, P.C.


              CONSENT TO INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the inclusion in this Registration Statement on Form S-11 of our report dated February 15, 2001 on the audit of the balance sheet of C & M Associates d/b/a Boston Capital Associates as of December 31, 2000. We also consent to our firm under the caption of "Experts."


                                          /s/ Kevin P. Martin & Associates, P.C.
                                              KEVIN P. MARTIN & ASSOCIATES, P.C.

April 3, 2001
Braintree, MA 02184